UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Items.

In August 2007, the Board of Directors (“Board”) of the Tennessee Valley Authority (“TVA”) approved resuming construction and refurbishment efforts necessary to complete and start up Watts Bar Nuclear Plant Unit 2 (“Watts Bar 2”) at an estimated cost of $2.49 billion and an estimated schedule of 60 months with completion scheduled in the fall of 2012. On April 5, 2012, TVA management announced its revised cost estimates (“Revised Estimate”) and revised estimated schedules (“Revised Schedule”) to complete and start up Watts Bar 2.

The Revised Estimate consists of a range of three estimated amounts:

•	A low, aggressive estimate of an additional $1.5 billion, for a total estimated cost to complete of $4.0 billion,

•	A most likely estimate of an additional $1.7 billion, for a total estimated cost to complete of $4.2 billion, and

•	An upper estimate of an additional $2.0 billion, for a total estimated cost to complete of $4.5 billion.

The Revised Schedule to compete Watts Bar 2 consists of two estimated schedules. TVA believes the unit will most likely be completed in December 2015, but a more aggressive estimated completion date is September 2015.

At the April 26, 2012 Board meeting, TVA management plans to ask the Board to approve continuing with the completion and start up of Watts Bar 2 in accordance with the above-mentioned Revised Estimate and Revised Schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: April 5, 2012	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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